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                                                                    EXHIBIT 23.5



CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in this Registration Statement of MGM MIRAGE on Form S-4 of our report dated March 12, 2004, relating to the financial statements of Victoria Partners, appearing in the Annual Report on Form 10-K of Mandalay Resort Group for the year ended January 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


/s/ Deloitte & Touche LLP

Las Vegas, Nevada
July 20, 2004